EXHIBIT 99.1

News Release

Date:	Thursday November 13, 2008

Contact:	Greg Gibson, Chief Executive Officer

(828) 697-3101

Release Date:	For Immediate Release

Mountain 1st Bank & Trust Opens Fifteenth Office

HENDERSONVILLE, N.C. / November 13 / Mountain 1st Bank & Trust Company, banking subsidiary of 1st Financial Services Corporation (OTCBB: FFIS), has announced the opening of its fifteenth and newest full service banking office located at 1880 Highway 127 North, in Hickory, North Carolina.

Greg Gibson, CEO stated, “Hickory and Caldwell County have a long history of being great community banking markets and have over the years been home to a number of excellent community banks. Mountain 1st is very pleased to have the opportunity to bring our style of community banking to Hickory and we think that the community will enjoy and be very receptive to the things that give Mountain 1st its uniqueness. We believe that community banking is truly about people and we believe that our team of professionals in Hickory, led by Mr. Kelly Farr, will be extremely successful in conveying that message and serving the banking needs of the community.”

This Press Release and any exhibits contain statements relating to our financial condition, results of operations, plans, strategies, trends, projections of results of specific activities or investments, expectations or beliefs about future events or results, and other statements that are not descriptions of historical facts. Those statements may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by terms such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “forecasts,” “potential” “opportunity,” or “continue,” or similar terms or the negative of these terms, or other statements concerning opinions or judgments of our management about future events. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in our Annual Report on Form 10-K/A and in other reports we file with the Federal Deposit Insurance Corporation (FDIC) from time to time. Copies of those reports are available directly from the FDIC. Other factors that could influence the accuracy of any forward-looking statements include, but are not limited to: (a) the financial success or changing strategies of our customers; (b) customer acceptance of our services, products and fee structure; (c) changes in competitive

101 Jack Street · Hendersonville · North Carolina · 28792

828-697-3100 Fax: 828-693-5008

pressures among depository and other financial institutions or in our ability to compete effectively against larger financial institutions in our banking market; (d) actions of government regulators, or changes in laws, regulations or accounting standards, that adversely affect our business; (e) our ability to manage our growth and to underwrite increasing volumes of loans; (f) the impact on our profits of increased staffing and expenses resulting from expansion; (g) changes in the interest rate environment and the level of market interest rates that reduce our net interest margin and/or the volumes and values of loans we make and securities we hold; (h) weather and similar conditions; (i) changes in general economic or business conditions and the real estate market in our banking market (particularly changes that affect our loan portfolio, the abilities of our borrowers to repay their loans, and the values of loan collateral); and (j) other developments or changes in our business that we do not expect. Although our management believes that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. All forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements in this paragraph. We have no obligation, and do not intend, to update these forward-looking statements.

About 1st Financial Services Corporation

Formed in May 2008, 1st Financial Services Corporation is the parent company of Mountain 1st Bank & Trust Company, and is currently traded on the Over The Counter Bulletin Board under the symbol FFIS. Established in mid 2004, Mountain 1st Bank and Trust is one of the fastest growing and most successful de novo community banks in the southeast. With nearly $700 million in assets, Mountain 1st Bank and Trust’s more than 165 employees serve nine counties in western North Carolina through fourteen full service branches. For more information, visit www.mountain1st.com.

SOURCE: 1st Financial Services Corporation and Mountain 1st Bank & Trust Company

+++End of Release+++

101 Jack Street · Hendersonville · North Carolina · 28792

828-697-3100 Fax: 828-693-5008